EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

(e)(1) Investment Advisory and Ancillary Services Agreement, dated August 23, 2011, by FlexShares Trust and Northern Trust Investment, Inc. is incorporated by reference to Exhibit (d)(1) in Registrant's Pre-Effective Amendment No. 2 filed with the Commission on September 2, 2011 (Accession No. 0001193125-11-239417).